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                                                                     EXHIBIT 4.4

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                               CINEMARK USA, INC.

                                       AND

                        U.S. TRUST COMPANY OF TEXAS, N.A.
                                   AS TRUSTEE


                            ------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                               DATED JUNE 26, 1997
                       AND EFFECTIVE AS OF AUGUST 15, 1996


                                       TO


                                    INDENTURE

                           DATED AS OF AUGUST 15, 1996


                            ------------------------



         9-5/8% SERIES A AND SERIES B SENIOR SUBORDINATED NOTES DUE 2008


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                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated June 26, 1997 and effective as of August 15, 1996, is between Cinemark USA, Inc., a Texas corporation (the "COMPANY"), and U.S. Trust Company of Texas, N.A., as trustee (the "TRUSTEE"). All terms not defined herein shall have the meanings assigned to them in the Indenture defined below, as such Indenture is amended by this Supplemental Indenture.

                                    RECITALS

         A. The Company and the Trustee executed an indenture, dated as of August 15, 1996 (the "INDENTURE"), relating to $200,000,000 of the Company's 9-5/8% Series A and Series B Senior Subordinated Notes due 2008 (the "NOTES").

         B. Section 4.4(a) of the Indenture provides that the Company shall deliver to the Trustee an Officers' Certificate within 45 days after the end of each fiscal quarter stating that the Company has complied with its obligations under the Indenture for each such fiscal quarter (the "OFFICERS' CERTIFICATE").

         C. Pursuant to Section 9.1(a) of the Indenture, the Company and the Trustee desire to amend Section 4.4(a) of the Indenture to provide that the Company will deliver to the Trustee the Officers' Certificate within (i) 45 days after the end of each fiscal quarter for the first three quarters of each fiscal year and (ii) 90 days after the end of the fourth fiscal quarter of each fiscal year.

         D. Due to a clerical error, the Notes and the form thereof contained in the Indenture do not specifically refer to the Notes as senior subordinated obligations of the Company.

         E. The Indenture, the Offering Memorandum, the registration statement relating to the Exchange Offer and all other documentation (other than the Notes) properly refer to the Notes as senior subordinated obligations of the Company.

         F. Pursuant to Section 9.1(a) of the Indenture, the Company and the Trustee desire to amend Exhibit A thereto to reflect the status of the Notes as senior subordinated obligations of the Company.

         G. All conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:



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                                  ARTICLE ONE

                             Amendment of Indenture

         Section 1.1 Amendment of Section 4.4(a) of the Indenture. Section 4.4(a) of Article 4 of the Indenture is hereby deleted in its entirety and substituted in lieu thereof with the following:

         "(a) The Company shall deliver to the Trustee, within 45 days after the end of each of the first three fiscal quarters of each year, and within 90 days after the end of the last fiscal quarter of each year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter, or fiscal year, as appropriate, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest on, the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto."

         Section 1.2 Amendments to Exhibit A to the Indenture. Exhibit A to the Indenture is amended as follows:

               (a) The face of the form of Note (page A-3) is hereby amended by deleting the title:

               "9-5/8 % Senior Notes due 2008[, Series A] [, Series B]"

         and inserting in lieu thereof the following:

               "9-5/8% Senior Subordinated Notes due 2008 [, Series A] [, Series B]".

               (b) The face of the form of Note (page A-4) is hereby amended by deleting the title:

               "9-5/8 % Senior Notes due 2008[, Series A] [, Series B]"

         and inserting in lieu thereof the following:

               "9-5/8 % Senior Subordinated Notes due 2008 [, Series A] [, Series B]".

               (c) Paragraph 4 of the form of Note is hereby amended by adding the following new paragraph at the end thereof.




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         The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee as his attorney-in-fact for such purpose.

                                  ARTICLE TWO

                            Miscellaneous Provisions

         Section 2.1 Counterparts. This Supplemental Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         Section 2.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.3 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 2.4 Successors and Assigns. All the covenants, stipulations, promises and agreements in this Supplemental Indenture by or on behalf of the Company shall bind its respective successors and assigns, whether so expressed or not.

         Section 2.5 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         Section 2.6 Effect of Supplemental Indenture. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         Section 2.7 Trustee. The Trustee accepts the modifications of trusts referenced in the Indenture and effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.



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         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental
Indenture as of the date first above written.


                                       CINEMARK USA, INC.


                                       By: /s/ Jeff Stedman
                                          --------------------------------
                                       Name:   Jeff Stedman
                                       Title:  Vice President



                                       U.S. TRUST COMPANY OF TEXAS, N.A.,
                                       as Trustee


                                       By: /s/ Bill Barber
                                          ---------------------------------
                                       Name:    Bill Barber
                                       Title:   Vice President





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